                                                                   Exhibit 99(p)

                          Consent of Andrew E. Goebel

     The undersigned hereby consents to being named in this Registration Statement as a person who will become a director of Vectren Corporation.



                                            /s/ Andrew E. Goebel

Dated November 9, 1999